                                                                EXHIBIT 3(J)


                              STATE OF MARYLAND


  NUMBER                                                               SHARES

----------                                                           ----------

                            THE CHAPMAN FUNDS, INC.
                DEM MULTI-MANAGER BOND FUND INSTITUTIONAL CLASS
                                 COMMON STOCK
                              PAR VALUE - $.001

Fully Paid                                                       Non-Assessable

THIS CERTIFIES THAT _______________________ IS THE REGISTERED HOLDER OF ____________________ (______________) SHARES OF THE DEM MULTI-MANAGER BOND
FUND INSTITUTIONAL CLASS COMMON STOCK OF THE CHAPMAN FUNDS, INC. TRANSFERABLE ONLY ON THE BOOKS OF THE CORPORATION BY THE HOLDER HEREOF IN PERSON OR BY ATTORNEY UPON SURRENDER OF THIS CERTIFICATE PROPERLY ENDORSED. THIS CERTIFICATE IS NOT VALID UNLESS COUNTERSIGNED BY THE TRANSFER AGENT.

IN WITNESS WHEREOF, THE SAID CORPORATION HAS CAUSED THIS CERTIFICATE TO BE SIGNED BY ITS DULY AUTHORIZED OFFICERS AND ITS CORPORATE SEAL TO BE HEREUNTO AFFIXED THIS ___ DAY OF _________ A.D. _____.





-------------------------------              ---------------------------------
EARL U. BRAVO, SR., SECRETARY                NATHAN A. CHAPMAN, JR., PRESIDENT

                                PAR VALUE
                                  $0.001





                         FIRST DATA SERVICES, INC.
                         By:
                            ------------------------------------------
                                      Authorized Signature